                                                                 Conformed Copy

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

                                 -----------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)

                                 -----------

                             Marine Midland Bank
             (Exact name of trustee as specified in its charter)

New York                                           16-1057879
(Jurisdiction of incorporation                    (I.R.S. Employer
or organization if not a U.S.                     Identification No.)
national bank)

140 Broadway, New York, N.Y.                        10005-1180
(212) 658-1000                                      (Zip Code)
(Address of principal executive offices)

                               Charles E. Bauer
                                Vice President
                                 140 Broadway
                        New York, New York 10005-1180
                             Tel: (212) 658-1792
          (Name, address and telephone number of agent for service)

                           STELLEX INDUSTRIES, INC.
             (Exact Name of obligor as specified in its charter)

Delaware                                  13-3971931
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification No.)

                            Subsidiary Guarantors

                            TSMD Acquisition Corp.
                       Stellex Microwave Systems, Inc.
                              KII Holding Corp.
                            KII Acquisition Corp.
                              Stellex Aerospace
                        Bandy Machining International
                          Paragon Precision Products
                Scanning Electron Analysis Laboratories, Inc.
                    General Inspection Laboratories, Inc.
     (Exact Name of Obligors as Specified in there Respective Charters)

            Delaware                             13 - 3964808
            California                           77 - 0465876
            Delaware                             13 - 3954446
            Delaware                             13 - 3954445
            California                           95 - 4172476
            California                           95 - 4294446
            California                           95 - 2882883
            California                           95 - 4172314
            California                           95 - 3972454
    (State or other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)              Identification Number)

3333 Hillview Ave.
Palo Alto, California                            94304-1223
(650) 493-4141                                   (Zip Code)
(Address of principal executive offices)

              Series B 9 1/2% Senior Subordinated Notes due 2007
       Guarantee of Series B 9 1/2% Senior Subordinated Notes due 2007
                       (Title of Indenture Securities)

General
Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.

Exhibit

T1A(i)               *        -       Copy of the Organization Certificate of
                                      Marine Midland Bank.

T1A(ii)              *        -       Certificate of the State of New York
                                      Banking Department dated December 31,
                                      1993 as to the authority of Marine Midland
                                      Bank to commence business.

T1A(iii)                      -       Not applicable.

T1A(iv)              *        -       Copy of the existing By-Laws of Marine
                                      Midland Bank as adopted on January 20,
                                      1994.

T1A(v)                        -       Not applicable.

T1A(vi)              *        -       Consent of Marine Midland Bank required
                                      by Section 321(b) of the Trust Indenture
                                      Act of 1939.

T1A(vii)                      -       Copy of the latest report of condition of
                                      the trustee (September 30, 1997),
                                      published pursuant to law or the
                                      requirement of its supervisory or
                                      examining authority.

T1A(viii)                     -       Not applicable.

T1A(ix)                       -       Not applicable.


     * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                  SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 4th day of December, 1997.

                                        MARINE MIDLAND BANK

                                        By:   /s/ Robert A. Conrad
                                           ------------------------------
                                                  Robert A. Conrad
                                                  Vice President

                                                               Exhibit T1A (vii)

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052

                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081

Federal Financial Institutions Examination Council        Expires March 31, 1999
--------------------------------------------------------------------------------
                                                                             /1/

This financial information has not been reviewed, or confirmed for accuracy or relevance, by the Federal Reserve System.

                                Please refer to page i,
                                Table of Contents, for
                                the required disclosure
                                of estimated burden.

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Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices--FFIEC 031

                                                             (950630)
Report at the close of business September 30,               -----------
1997                                                        (RCRI 9999)


This report is required by law; 12 U.S.C. ss.324 (State member banks); 12 U.S.C. ss. 1817 (State nonmember banks); and 12
U.S.C. ss.161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   --------------------------------------------

   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

     /s/ Gerald A. Ronning
     -----------------------------------------
Signature of Officer Authorized to Sign Report

          10/27/97
----------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Malcolm Burnett
----------------------------------------------
Director (Trustee)

   /s/ James H. Cleave
----------------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
----------------------------------------------
Director (Trustee)


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For Banks Submitting Hard Copy Report Forms:

State Member Bank: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

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FDIC Certificate Number          /0/0/5/8/9/
                                 (RCRI 9030)
pd

                NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
     Name of Bank                 City

in the state of New York, at the close of business
September 30, 1997

ASSETS
                 Thousands
                 of dollars

Cash and balances due from depository institutions:

   Noninterest-bearing balances
   currency and coin....................................     $1,110,485
   Interest-bearing balances ...........................      2,048,920
   Held-to-maturity securities..........................              0
   Available-for-sale securities........................      3,391,694

   Federal funds sold and securities purchased
   under agreements to resell............................     1,342,831

Loans and lease financing receivables:

   Loans and leases net of unearned
   income............................... 21,487,570
   LESS: Allowance for loan and lease
   losses...............................    425,157
   LESS: Allocated transfer risk reserve          0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................     21,062,413
   Trading assets.......................................        968,456
   Premises and fixed assets (including
   capitalized leases)..................................        221,523

Other real estate owned.................................          5,545
Investments in unconsolidated
subsidiaries and associated companies...................              0
Customers' liability to this bank on
acceptances outstanding.................................         23,847

Intangible assets.......................................        482,701
Other assets............................................        537,780
Total assets............................................     31,196,195


LIABILITIES

Deposits:
   In domestic offices..................................     19,952,350

   Noninterest-bearing..................................      3,982,634

   Interest-bearing.....................................     15,969,716

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................................      3,344,008

   Noninterest-bearing..................................              0
   Interest-bearing.....................................      3,344,008

Federal funds purchased and securities sold
   under agreements to repurchase.......................      2,540,798
Demand notes issued to the U.S. Treasury                        279,418
Trading Liabilities.....................................        208,931

Other borrowed money:
   With a remaining maturity of one year
   or less..............................................      1,359,650
   With a remaining maturity of more than
   one year through three years.........................         73,635
   With a remaining maturity of more than
   three years..........................................        102,337
Bank's liability on acceptances
executed and outstanding................................         23,847
Subordinated notes and debentures.......................        497,711
Other liabilities.......................................        596,321
Total liabilities.......................................     28,979,006
Limited-life preferred stock and
related surplus.........................................              0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.................................................              0
Common Stock............................................        205,000
Surplus.................................................      1,983,923
Undivided profits and capital reserves..................         10,090
Net unrealized holding gains (losses)
on available-for-sale securities........................         18,176
Cumulative foreign currency translation
adjustments.............................................              0
Total equity capital....................................      2,217,189
Total liabilities, limited-life
preferred stock, and equity capital.....................     31,196,195